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                                                                    Exhibit 23.4



RTRT Inc. as Trustee of Ryder Truck Rental LT

Chase Manhattan Bank USA, National Association, as
Owner Trustee for Ryder Vehicle Lease Trust 2001-A:



We consent to the use of our reports dated February 16, 2001 included herein and to the reference to our firm under the heading "Experts" in the prospectus and the registration statement.

/s/ KPMG LLP

Miami, Florida
February 16, 2001